Exhibit 99.1
FOR IMMEDIATE RELEASE
August 14, 2015

Media Contact: Laura ZuHone	Investor Contact: Lee Ann Perry
VP, Director of Marketing	VP, Shareholder Services
217-258-0675	217-258-0493
lzuhone@firstmid.com	lperry@firstmid.com

First Mid-Illinois Bancshares, Inc. completes acquisition of 12 Branches of Old National Bancorp

MATTOON, IL -- First Mid-Illinois Bancshares, Inc. (NASDAQ: FMBH) (“First Mid”), the parent company of First Mid-Illinois Bank & Trust, N.A., announced today that the acquisition of 12 Southern Illinois banking centers from Old National Bancorp has been completed. The 12 acquired branches represent approximately $453 million in deposits and $156 million in performing loans.

First Mid-Illinois Bank & Trust has been working with Old National Bank for several months to make the transition as smooth as possible for customers, which includes retaining all employees. On Monday, August 17, the branches in Carbondale, De Soto, Murphysboro, Mount Vernon, Lawrenceville, Harrisburg, Mount Carmel, Carmi, Carterville and Marion acquired from Old National Bank will open as First Mid-Illinois Bank & Trust, N.A.

With the completion of this acquisition, First Mid will have 47 banking centers and 57 ATMs across Illinois. This growth expands its overall service area and offers customers banking capabilities in 33 Illinois communities.

Chartered in 1865, First Mid is recognized as a top-performing community bank, having earned a five-star Bauer Financial rating, been recognized as a top 200 community bank by American Banker, as well as being named Small Business Administration (SBA) 2014 Community Bank of the Year by the Illinois District Office.

First Mid Chairman and CEO Joe Dively said, “We are continually looking for ways to expand banking products and services to our customers, and moving into the southern region greatly improves the overall service area for our customers. We welcome our new employees and customers to First Mid and look forward to maintaining strong relationships and involvement in these new communities.”

1421 Charleston Avenue Mattoon, Illinois 61938
(P) 217-258-0409 (F) 217-258-0485 (W) www.firstmid.com

About First Mid-Illinois Bancshares, Inc.: First Mid-Illinois Bancshares, Inc. is the parent company of First Mid-Illinois Bank & Trust, N.A. (“First Mid Bank”), Mid-Illinois Data Services, Inc., and First Mid Insurance Group. Our mission is to fulfill the financial needs of our communities with exceptional personal service, professionalism and integrity, and deliver meaningful value and results for customers and shareholders.

First Mid Bank was first chartered in 1865 and has since grown into a more than $2 billion community-focused organization that provides financial services through a network of 47 banking centers in 33 Illinois communities. Our talented team is comprised of over 500 men and women who take great pride in First Mid Bank and the Company, their work and their ability to serve our customers. More information about the Company is available on our website at www.firstmid.com. Our stock is traded in The NASDAQ Stock Market LLC under the ticker symbol “FMBH”.

Forward Looking Statements This news release contains forward-looking statements about First Mid-Illinois Bancshares, Inc. for which the Company claims protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including those described in Item 1A - “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K and the Company’s other filings with the SEC. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligations to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

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